===============================================================================

                                WARRANT AGREEMENT


                          Dated as of ___________, 1998


                                 by and between


                                NTL INCORPORATED


                                       and


                            THE CHASE MANHATTAN BANK


                                as Warrant Agent

===============================================================================

                                WARRANT AGREEMENT

                               TABLE OF CONTENTS(1)

                                                                                                    Page

SECTION 1.          Appointment of Warrant Agent..................................................    2

SECTION 2.          Issuance of Warrants..........................................................    2

SECTION 3.          Warrant Certificates..........................................................    2

SECTION 4.          Execution of Warrant Certificates.............................................    2

SECTION 5.          Registration and Countersignature.............................................    3

SECTION 6.          Registration of Transfers and Exchanges.......................................    3

SECTION 7.          Terms of Warrants; Exercise of Warrants.......................................    4

SECTION 8.          Reports.......................................................................    6

SECTION 9.          Payment of Taxes..............................................................    7

SECTION 10.         Mutilated or Missing Warrant Certificates.....................................    7

SECTION 11.         Reservation of Warrant Shares.................................................    7

SECTION 12.         Obtaining Stock Exchange Listings.............................................    8

SECTION 13.         Adjustment of Exercise Price and Number of Warrant Shares
                    Issuable......................................................................    8
                    (a)    Adjustment for Change in Capital Stock.................................    8
                    (b)    Adjustment for Rights Issue............................................    9
                    (c)    Adjustment for Other Distributions.....................................   10
                    (d)    Adjustment for Common Stock Issue......................................   11
                    (e)    Adjustment for Convertible Securities Issue............................   13
                    (f)    Current Market Price...................................................   16
                    (g)    Consideration Received.................................................   16
                    (h)    When De Minimis Adjustment May Be Deferred.............................   17


--------

(1) This Table of Contents does not constitute a part of this Agreement or have any bearing upon the interpretation of any of its terms or provisions.

                                                                                                    Page


                    (i)    When No Adjustment Required............................................   17
                    (j)    Notice of Adjustment...................................................   17
                    (k)    Voluntary Reduction....................................................   17
                    (l)    Reorganization of the Company..........................................   18
                    (m)    The Company Determination Final........................................   19
                    (n)    Warrant Agent's Disclaimer.............................................   19
                    (o)    When Issuance or Payment May Be Deferred...............................   19
                    (p)    Adjustment in Number of Shares.........................................   19
                    (q)    Form of Warrants.......................................................   20

SECTION 14.         No Dilution or Impairment.....................................................   20

SECTION 15.         Fractional Interests..........................................................   21

SECTION 16.         Notices to Warrant Holders....................................................   21

SECTION 17.         Merger, Consolidation or Change of Name of Warrant Agent......................   23

SECTION 18.         Warrant Agent.................................................................   23

SECTION 19.         Registration Statement........................................................   26
                    (a)    Shelf Registration of Warrant Shares...................................   26
                    (b)    Registration Expenses..................................................   26

SECTION 20.         Change of Warrant Agent.......................................................   26

SECTION 21.         Notices to the Company and Warrant Agent......................................   27

SECTION 22.         Supplements and Amendments....................................................   28

SECTION 23.         Successors....................................................................   28

SECTION 25.         Governing Law; Jurisdiction...................................................   28

SECTION 26.         Benefits of This Agreement....................................................   29

SECTION 27.         Counterparts..................................................................   29

SECTION 28.         Further Assurances............................................................   29

EXHIBIT A
Form of Initial Warrant Certificate...............................................................  A-1

                  WARRANT AGREEMENT dated as of October __, 1998, between NTL INCORPORATED, a Delaware corporation (the "Company"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as Warrant Agent (the "Warrant Agent").

                  WHEREAS, pursuant to the terms and conditions of (i) a Consent Solicitation Statement of the Company dated September 17, 1998 (the "12 3/4% Notes Consent Solicitation") relating to its 12 3/4% Series A Senior Deferred Coupon Notes Due 2005 (the "12 3/4% Notes"), (ii) a Consent Solicitation of the Company dated September 17, 1998 (the "11 1/2% Notes Consent Solicitation") relating to the 11 1/2% Series B Senior Deferred Coupon Notes Due 2006 (the "11 1/2% Notes") and (iii) a Consent Solicitation Statement of the Company dated September 17, 1998 (the "10% Notes Consent Solicitation", and together with the 12 3/4% Notes Consent Solicitation and the 11 1/2% Notes Consent Solicitation, the "Consent Solicitation") relating to its 10% Series B Senior Notes Due 2007 (the "10% Notes", and together with the 12 3/4% Notes and the 11 1/2% Notes, the "Notes"), the registered holders of the Notes were given the right to elect to apply the consent payments payable by the Company pursuant to the Consent Solicitation to purchase the Warrants hereinafter described (the "Warrants"), to purchase shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company (the Common Stock issuable upon exercise of the Warrants being referred to herein as the "Warrant Shares"); and

                  WHEREAS, each Warrant entitles the holder of the Warrant, upon exercise to receive from the Company, as adjusted as provided herein, one fully paid and nonassessable share of Common Stock of the Company at the Exercise Price (as defined herein) and accordingly, a maximum of 863,902 Warrants are being offered pursuant to, and upon the terms and conditions set forth in, the prospectus (the "Prospectus") of the Company which forms part of a registration statement on Form S-3 dated September 18, 1998 (SEC No. 333-63015), filed by the Company with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act") (such registration statement, as amended, being referred to herein as the "Registration Statement"); and

                  WHEREAS, the Warrants shall bear the legend set forth in the form of Warrant Certificate in Exhibit A attached hereto (the "Warrant Legend") subject to the terms of the Warrant Agreement; and

                  WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of Warrant certificates and other matters as provided herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

                  SECTION 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment

                  SECTION 2. Issuance of Warrants. Warrants shall be originally issued, in accordance with Section 5, to each registered holder of the Notes as of September 8, 1998 who elected in a properly executed consent to certain amendments of the indenture governing the 12 3/4% Notes (the "12 3/4% Indenture"), the indenture governing the 11 1/2% Notes (the "11 1/2% Indenture") or the indenture governing the 10% Notes (the "10% Indenture", and together with the 12 3/4% Indenture and the 11 1/2% Indenture, the "Indentures"), prior to the expiration date of the Consent Solicitation, to apply the cash payment payable in respect of that consent to purchase the Warrants (each such registered holder, an "Electing Holder"). Issuance of the Warrants is conditional on (i) the Registration Statement being declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement having been issued by the SEC and (ii) the Warrant Agent receiving from each Electing Holder a confirmation, completed and executed in a manner reasonably satisfactory to the Company, acknowledging receipt of the Prospectus and confirming that Electing Holder's election to apply the cash payment to purchase Warrants.

                  SECTION 3. Warrant Certificates. The certificates evidencing the Warrants to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto.

                  SECTION 4. Execution of Warrant Certificates. Warrant certificates shall be signed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or Vice President and Secretary or an Assistant Secretary under its corporate seal. Each such signature upon the Warrant certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, Chief Executive Officer, President or Vice President and Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, Chief Executive Officer, President or Vice President and Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant certificates shall be countersigned and delivered or disposed of he or she shall have ceased to hold such office, so long as, and the Company hereby represents that, under the Company's charter and by-laws, any Warrants or Warrant Shares so issued would be validly issued. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant certificates.

                  In case any officer of the Company who shall have signed any of the Warrant certificates shall cease to be such officer before the Warrant certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; so long as, and the Company hereby represents that, under the Company's charter and by-laws, any Warrants or Warrant Shares so issued would be validly issued; and any Warrant certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant certificate, shall be a proper officer of the Company to sign such Warrant certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer, so long as, and the Company hereby represents that, under the Company's charter and by-laws, any Warrants or Warrant Shares so issued would be validly issued.

                  Warrant certificates shall be dated the date of countersignature by the Warrant Agent and shall represent one or more whole Warrants.

                  SECTION 5. Registration and Countersignature. The Warrant Agent, on behalf of the Company, shall number and register the Warrant certificates in a register as they are issued by the Company.

                  Warrant certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, Chief Executive Officer, President, Vice President and Secretary or Assistant Secretary of the Company, initially countersign and deliver Warrants entitling the holders thereof to purchase not more, nor less, than the number of Warrant Shares referred to above in the first recital hereof (but subject to adjustment as hereinafter provided) and shall countersign and deliver Warrants as otherwise provided in this Agreement.

                  The Company and the Warrant Agent may deem and treat the registered holder(s) of the Warrant certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                  SECTION 6. Registration of Transfers and Exchanges. The Warrant Agent shall from time to time register the transfer of any outstanding Warrant certificates upon the records to be maintained by it for that purpose, upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant certificate shall be issued to the transferee(s) and the surrendered Warrant certificate shall be cancelled by the Warrant Agent. Cancelled Warrant certificates shall thereafter be disposed of by the Company in accordance with applicable law.

                  Warrant certificates may be exchanged at the option of the holder(s) thereof, when surrendered to the Warrant Agent at its office for another Warrant certificate or other Warrant certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant certificates surrendered for exchange shall be cancelled by the Warrant Agent. Such cancelled Warrant certificates shall then be disposed of by the Company in accordance with applicable law.

                  No service charge shall be made for any transfer or exchange of Warrant certificates, but the Company may require payment of a sum sufficient to cover any stamp or other governmental charge or tax that may be imposed in connection with any such transfer or exchange.

                  The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Section 6, the new Warrant certificates issued pursuant to the provisions of this Section 6.

                  SECTION 7. Terms of Warrants; Exercise of Warrants. Subject to the terms of this Agreement, each Warrant holder shall have the right, which may be exercised from the date of original issuance of the Warrant certificates pursuant to the terms of this Agreement and prior to 5:00 p.m. New York city time on the tenth anniversary thereof (the "Expiration Date"), to exercise each Warrant and receive from the Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price (as herein defined) then in effect for such Warrant Shares; provided, however, that no Warrant holder shall be entitled to exercise such holder's Warrants at any time unless at the time of exercise the Registration Statement is effective under the Act, and no stop order suspending the effectiveness of the Registration Statement has been issued by the SEC; and provided, further, that if the Company or a holder of Warrants reasonably believes (as evidenced by notice to the Warrant Agent of such belief) that the exercise of any Warrant requires prior compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations thereunder, any such exercise shall be contingent upon such prior compliance as evidenced by notice from the Company to the Warrant Agent of such compliance. Each Warrant, when exercised will entitle the holder thereof to purchase one fully paid and nonassessable share of Common Stock at the Exercise Price. Each Warrant not exercised prior to the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

Save as expressly provided otherwise in this Agreement, no adjustments as to dividends will be made upon exercise of the Warrants.


                   A Warrant may be exercised upon surrender to the Company at the principal corporate trust office of the Warrant Agent referred to in Section 21 (the "Warrant Agent Office") of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by an "eligible guarantor" as defined in the regulations promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and upon payment to the Warrant Agent for the account of the Company of the exercise price of $[______](2) (the "Exercise Price"), as adjusted as herein provided, for each Warrant Share then exercised. Payment of the aggregate Exercise Price shall be made (i) in United States dollars or (ii) by certified or official bank check payable to the order of the Company. In lieu of the payment of the Exercise Price as aforesaid, the holder of a Warrant may request the payment of "Spread", which shall be delivered by the Company by delivering Common Stock with an aggregate current market price (as of the date of receipt of the request by the Company) equal to the difference between the current market price of per share of Common Stock less the Exercise Price multiplied by the number of Warrants being exercised.


                  Subject to the provisions of Section 9 hereof, upon such surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the holder and in such name or names, as the Warrant holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in
Section 15 hereof; provided, however, that if any consolidation, merger or lease or sale of assets is proposed to be effected by the Company as described in subsection (l) of Section 13 hereof, or a tender offer or an exchange offer for shares of Common Stock of the Company shall be made, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than two business days thereafter, issue and cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence together with cash as provided in Section 15 hereof. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price. No fractional shares shall be issued upon exercise of any Warrants in accordance with Section 15 hereof.

                  The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part (in whole shares) and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of

--------

(2) The initial Exercise Price shall be the current market price per share of Common Stock (determined in accordance with Section 13(f)) on the date of original issuance of the Warrants.

expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant certificate or certificates pursuant to the provisions of this Section and of Section 5 hereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant certificates duly executed on behalf of the Company for such purpose.

                  All Warrant certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Warrant certificates shall then be disposed of by the Company in accordance with applicable law. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

                  The Warrant Agent shall keep copies of this Agreement, the SEC Reports (as defined below) and any notices given or received hereunder available for inspection by the holders of the Warrants during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

                  SECTION 8. Reports. So long as any of the Warrants remain outstanding, the Company shall cause copies of all quarterly and annual financial reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act in effect on the date of this Agreement ("SEC Reports") to be filed with the Warrant Agent and mailed to the holders of Warrants who have previously delivered to the Company or the Warrant Agent a written request for SEC Reports, in each case, within 15 days after filing with the SEC. If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall nevertheless continue to cause SEC Reports, in form and substance (including footnotes) substantially the same as those that it would be required to file pursuant to Section 13 or 15(d) of the Exchange Act as in effect on the date of this Agreement if it were then subject to the requirements of either such Section, to be so filed with the SEC for public availability (unless the SEC will not accept such a filing) and with the Warrant Agent and mailed to the holders of Warrants, in each case, within the same time periods as would have applied (including under the preceding sentence) had the Company then been subject to the requirements of Section 13 or 15(d) of the Exchange Act. The Company shall make all such information available to investors, securities analysts and broker dealers who request it in writing.

                  SECTION 9. Payment of Taxes. No service charge shall be made to any holder of a Warrant for any exercise, exchange or registration of transfer of Warrant certificates, and the Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  SECTION 10. Mutilated or Missing Warrant Certificates. If any of the Warrant certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue and the Warrant Agent shall countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and substitution for the Warrant certificate lost, stolen or destroyed, a new Warrant certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant certificate and such indemnity and security therefor as is customary and reasonably satisfactory to them, if requested. Applicants for such substitute Warrant shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

                  SECTION 11. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

                  The Company or the transfer agent for the Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase represented by the Warrants as aforesaid (the "Transfer Agent") will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement.

The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 15 hereof. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each holder pursuant to Section 16 hereof.

                  Before taking any action which would cause an adjustment pursuant to Section 13 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take all corporate action necessary, in the opinion of its counsel (which may be counsel employed by the Company), in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

                  The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will be, upon payment of the Exercise Price and issuance thereof, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

                  SECTION 12. Obtaining Stock Exchange Listings. The Company shall also from time to time take all action necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the Nasdaq Stock Market National Market or such other principal securities exchanges, interdealer quotation systems and markets within the United States of America, if any, on which other shares of Common Stock are then listed or quoted.

                  SECTION 13. Adjustment of Exercise Price and Number of Warrant Shares Issuable. The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 13. For purposes of this Section 13, "Common Stock" means the Common Stock and any other stock of the Company, however designated, for which the Warrants may be exercisable.

                  (a)      Adjustment for Change in Capital Stock.

                  If, after the date of this Agreement, the Company:

                           (1) pays a dividend or makes a distribution on its
                  Common Stock in shares of its Common Stock;

                           (2) subdivides its outstanding shares of Common Stock
                  into a greater number of shares;

                           (3) combines its outstanding shares of Common Stock
                  into a smaller number of shares;

                           (4) makes a distribution on its Common Stock in
                  shares of its capital stock other than Common Stock; or

                           (5) issues by reclassification of its Common Stock
                  any shares of its capital stock,

then the Exercise Price and the number and kind of shares of capital stock of the Company issuable upon the exercise of a Warrant shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

                  The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                  If after an adjustment a holder of a Warrant upon exercise may receive shares of two or more classes or series of capital stock of the Company, the Company shall determine the allocation of the adjusted Exercise Price between the classes or series of capital stock based on the relative fair market values (determined in good faith by the Board of Directors of the Company) of such class or classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class or series of capital stock shall thereafter again be subject to adjustment on the terms applicable to Common Stock in this Section 13.

                  Such adjustment shall be made successively whenever any event listed above shall occur.

                  (b) Adjustment for Rights Issue.

                  If, after the date of this Agreement, the Company distributes any options, warrants or other rights (however classified) to all holders of its Common Stock entitling them for a period expiring within 60 days after the record date mentioned below to purchase shares of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock at a price per share (or with an initial conversion, exchange or exercise price) less than the current market price per share on that record date, the Exercise Price shall be adjusted in accordance with the following formula:

                                      N x P
                                 O +  -----
                                        M
                           E' = E x -----------
                                       O + N


where:

         E'    = the adjusted Exercise Price.

         E     = the current Exercise Price.

         O     = the number of shares of Common Stock outstanding on the
                 record date.

         N     = the number of additional shares of Common Stock offered.

         P     = the offering price per share of the additional shares.

         M     = the current market price per share of Common Stock on the record date.

                  The adjustment shall be made successively whenever any such options, warrants or other rights (however classified) are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the options, warrants or other rights (however classified). If at the end of the period during which such rights, options or warrants are exercisable, not all options, warrants or other rights (however classified) shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

                  (c) Adjustment for Other Distributions.

                  If, after the date of this Agreement, the Company distributes to all holders of its Common Stock, or securities convertible into, or exchangeable for, Common Stock (other than, in the case of such securities, pursuant to the stated terms of such securities) any of its assets (including cash), debt securities, preferred stock or any options, warrants or other rights to purchase debt securities, assets or other securities of the Company, the Exercise Price shall be adjusted in accordance with the following formula:

                                M - F
                    E'   = E x -------
                                  M


where:

           E'   = the adjusted Exercise Price.

           E    = the current Exercise Price.

           M    = the current market price per share of Common Stock on the record date mentioned below.

           F    = the fair market value on the record date of the assets,
                  securities, rights or warrants applicable to one share of Common Stock. The Board of Directors shall determine the fair market value.

                  The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

                  This subsection (c) does not apply to: (i) options, warrants or other rights referred to in subsection (b) of this Section 13; (ii) securities convertible into or exchangeable for shares of Common Stock referred to in sub-section (e) of this Section 13; (iii) a dividend payable in shares of Common Stock, or (iv) any cash dividend that, when added to all other cash dividends paid in the 12 months prior to the declaration date of such dividend (excluding any such other dividend included in a previous adjustment of the Exercise Price pursuant to this sub-section (c)), does not exceed 5% of the current market price of such Common Stock.

                  (d) Adjustment for Common Stock Issue.

                  If, after the date of this Agreement, the Company issues shares of Common Stock for a consideration per share less than the current market price per share of Common Stock on the date the Company fixes the offering price of such additional shares, the Exercise Price shall be adjusted in accordance with the formula:


                                     P
                               O + -----
                                     M
                    E'   = E x -----------
                                     A

           E'   = the adjusted Exercise Price.

           E    = the then current Exercise Price.

           O    = the number of shares of Common Stock outstanding
                  immediately prior to the issuance of such additional shares.

           P    = the aggregate consideration received for the issuance of such additional shares.

           M    = the current market price per share of Common Stock on the date of issuance of such additional shares.

           A    = the number of shares of Common Stock outstanding
                  immediately after the issuance of such additional shares.

                  The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

                  This subsection (d) does not apply to:

                           (1) any of the transactions described in subsections
         (a), (b) and (c) of this Section 13,

                           (2) the exercise of Warrants or other warrants outstanding on the date of this Agreement, or the conversion or exchange of other securities outstanding on the date of this Agreement which are convertible into or exchangeable for Common Stock,

                           (3) Common Stock issued to the Company's employees, consultants or directors under bona fide stock option or purchase plans or benefit plans adopted or assumed by the Board of Directors or the Company's Compensation Committee,

                           (4) Common Stock issuable upon the exercise of rights or warrants issued to the holders of Common Stock for which adjustment was made previously pursuant to subsections (b) or (c) of this Section 13,

                           (5) Common Stock issued to shareholders of any person which merges into the Company in proportion to their stock holdings of such person immediately prior to such merger, upon such merger,

                           (6) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting,

                           (7) Common Stock issued in a bona fide private placement through a placement agent or a bona fide private offering through initial purchasers pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Act and applicable state securities laws, where the placement agent or, as the case may be, each of the initial purchasers is a member firm of the National Association of Securities Dealers, Inc. to persons that are not Affiliates (as defined in the Indentures) of the Company (except to the extent that any discount from the current market price attributable to restrictions on transferability of the Common Stock, as determined in good faith by the Board of Directors and described in a Board resolution which shall be filed with the Warrant Agent, shall exceed 15%),

                           (8) Common Stock issued to Affiliates of the Company simultaneous with, and resulting in at least the same net proceeds per share of Common Stock to the Company as, an issuance referred to in paragraphs (6) or (7) of this Section 13(d), provided that Affiliates of the Company do not purchase in the aggregate more than 15% of the shares of Common Stock issued pursuant to paragraph (7) of this Section 13(d),

                           (9) Such shares of Common Stock as may become issuable upon the exercise of any of the securities referred to in the paragraphs (1) through (4) of this Section 13(d) by reason of adjustments required pursuant to anti-dilution provisions applicable to such securities as in effect on the date hereof, but only if and to the extent that such adjustments are required as the result of the original issuance of the Warrants, or

                           (10) Such shares of Common Stock as may become issuable upon the exercise of any of the securities referred to in the paragraphs (2) through (4) of this Section 13(d) by reason of adjustments required pursuant to anti-dilution provisions applicable to such securities as in effect on the date hereof, in order to reflect any subdivision or combination of Common Stock, by reclassification or otherwise, or any dividend on Common Stock payable in Common Stock.

                  (e)      Adjustment for Convertible Securities Issue.

                  If, after the date of this Agreement, the Company issues any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in subsections (a), (b) and (c) of this

Section 13) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the current market price per share of Common Stock on the date of issuance of such securities, the Exercise Price shall be adjusted in accordance with this formula:


where:

                                   P
                             O + -----
                                   M
                    E(1) = E x -----------
                                  O + D


         E(1)  = the adjusted Exercise Price.

         E     = the then current Exercise Price.

         O     = the number of shares of Common Stock outstanding
                 immediately prior to the issuance of such securities.

         P     = the aggregate consideration received for the issuance of such securities.

         M     = the current market price per share on the date of issuance of such securities.

         D     = the maximum number of shares of Common Stock deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange rate.

                  The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance, provided that (a) no further adjustment of the Exercise Price shall be made upon the subsequent issue or sale of shares of Common Stock upon the conversion or exchange of such convertible securities, except in the case of any such convertible securities which contain provisions requiring an adjustment, subsequent to the date of the issue or sale thereof, of the number of shares of Common Stock issuable upon the conversion or exchange of such convertible securities by reason of (x) a change of control of the Company, (y) the acquisition by any Person or group of Persons of any specified number or percentage of the voting securities of the Company or (z) any similar event or occurrence, each such case to be deemed hereunder to involve a separate issuance of shares of Common Stock, or convertible securities, as the case may be; and
(b) if such convertible securities by
their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of shares of common stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Exercise Price computed upon the original issue, sale, grant or assumption thereof, and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects the rights of conversion or exchange under such convertible securities, which are outstanding at such time.

                  If all of the Common Stock deliverable upon conversion or exchange of such securities has not been issued when such securities are no longer outstanding, then the Exercise Price shall promptly be readjusted to the Exercise Price that would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities.

                  This subsection (e) does not apply to:

                           (1) convertible securities issued to shareholders of any person which merges into the Company, or with a subsidiary of the Company, in proportion to their stock holdings of such person immediately prior to such merger, upon such merger,

                           (2) convertible securities issued in a bona fide public offering pursuant to a firm commitment underwriting;

                           (3) convertible securities issued in a bona fide private placement through a placement agent or a bona fide private offering through initial purchasers pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Act and applicable state securities laws, where the placement agent or, as the case may be, each of the initial purchasers is a member firm of the National Association of Securities Dealers, Inc. (except to extent that any discount from the current market price attributable to restrictions on transferability of Common Stock issuable upon conversion, as determined in good faith by the Board of Directors and described in a resolution of the Board of Directors which shall be filed with the Warrant Agent, shall exceed 15%) or

                           (4) stock options issued to the Company's employees, consultants or directors under bona fide stock option or purchase plans or benefit plans adopted or assumed by the Board of Directors or the Company's Compensation Committee.

                  (f) Current Market Price.


                  All references in subsections (b), (c), (d) and (e) of this
Section 13 and in Section 7 and Section 15 to "the current market price per share of Common Stock" on any date mean the average of the Quoted Prices of the Common Stock for 30 consecutive trading days commencing 45 trading days before the date in question. The "Quoted Price" of the Common Stock is the last reported sales price of the Common Stock as reported by the Nasdaq Stock Market's National Market ("Nasdaq") or if the Common Stock is listed on a securities exchange, the last reported sales price of the Common Stock on such exchange which shall be for consolidated trading if applicable to such exchange, or if not so reported or listed, the last reported bid price of the Common Stock. If prices of the Common Stock are not so reported or the Common Stock is not quoted on Nasdaq or listed on a securities exchange, then the references in those subsections to "the current market price per share of Common Stock" shall mean the fair market value of a share of Common Stock as determined by the Board of Directors of the Company on such basis as it in good faith considers appropriate (without regard to any illiquidity or minority discounts).


                  (g) Consideration Received.

                  For purposes of any computation respecting consideration received pursuant to subsections (d) and (e) of this Section 13, the following shall apply:

                           (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                           (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the disinterested members of the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive (absent manifest error), and described in a resolution of the Board of Directors which shall be filed with the Warrant Agent; and

                           (3) in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

                  (h) When De Minimis Adjustment May Be Deferred.

                  No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least l% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

                  All calculations under this Section 13 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

                  (i) When No Adjustment Required.

                  No adjustment need be made for a transaction referred to in subsections (a), (b), (c), (d) or (e) of this Section 13 if Warrant holders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

                  No adjustment need be made for rights to purchase Common Stock purchased at the fair market value thereof (determined in good faith by the Board of Directors of the Company) pursuant to any of the Company's plans for reinvestment of dividends or interest.

                  No adjustment need be made for a change in the par value, or from par value to no par value, or from no par value to par value, of the Common Stock.

                  To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

                  (j) Notice of Adjustment.

                  Whenever the Exercise Price is adjusted, the Company shall provide the notices required by Section 16 hereof.

                  (k) Voluntary Reduction.

                  The Company from time to time may, as the Board of Directors deems appropriate, reduce the Exercise Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period; provided, however, that in no event may the Exercise Price be less than the par value of a share of Common Stock.

                  Whenever the Exercise Price is reduced, the Company shall mail to Warrant holders a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period it will be in effect.

                  A reduction of the Exercise Price pursuant to this Section 13(k), other than a reduction which the Company has irrevocably committed will be in effect for so long as any Warrants are outstanding, does not change or adjust the Exercise Price otherwise in effect for purposes of subsections (a),
(b), (c), (d) and (e) of this Section 13.

                  (l) Reorganization of the Company.

                           (1) If the Company consolidates or merges with or into, or transfers or leases all or substantially all of its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made (any such person, the "Successor Guarantor"), shall enter into a supplemental Warrant Agreement so providing and further providing for adjustment which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 13. The Successor Guarantor shall mail to Warrant holders a notice describing the supplemental Warrant Agreement. If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement .

                           (2) Notwithstanding paragraph (1) of this Section 13(l), in the case of any merger, reverse stock split, or other transaction in which the publicly held Common Stock shall be converted into the right to receive a consideration consisting solely of cash,
         (A) this Warrant Agreement and each Warrant shall terminate and (B) each holder of a Warrant, without having to take any other action than the surrendering of such Warrant to the Company, shall receive an amount equal to the amount (if any) by which the price per share payable to, or which would be received by, any public holder of Common Stock in connection with such transaction exceeds the Exercise Price effective at that time.

                           (3) If this subsection (l) applies, subsections (a),
         (b), (c), (d) and (e) of this Section 13 do not apply.

                  (m) The Company Determination Final.

                  Any determination that the Company or the Board of Directors must make pursuant to subsection (c), (d), (e), (f), (g) or (i) of this Section 13 is (absent manifest error) conclusive if such determination is made in good faith.

                  (n) Warrant Agent's Disclaimer.

                  The Warrant Agent has no duty to determine when an adjustment under this Section 13 or Section 14 should be made, how it should be made or what it should be. The Warrant Agent has no duty to determine whether any provisions of a supplemental Warrant Agreement under subsection (l) of this
Section 13 are correct. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Section 13 or Section 14.

                  (o) When Issuance or Payment May Be Deferred.

                  In any case in which this Section 13 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such, exercise on the basis of the Exercise Price and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 15 hereof; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

                  (p) Adjustment in Number of Shares.

                  Upon each adjustment of the Exercise Price pursuant to this
Section 13, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted

Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:


                                E
                    N'   = N x ----
                                E'


where:

         N'       = the adjusted number of Warrant Shares issuable upon
                    exercise of a Warrant by payment of the adjusted Exercise Price.

         N        = the number of Warrant Shares previously issuable upon
                    exercise of a Warrant by payment of the Exercise Price prior to adjustment.

         E'       = the adjusted Exercise Price.

         E        = the Exercise Price prior to adjustment.

                  (q) Form of Warrants.

                  Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

                  SECTION 14. No Dilution or Impairment. (a) If any event shall occur as to which the provisions of Section 13 are not strictly applicable but the failure to make any adjustment would adversely affect the purchase rights represented by the Warrants in accordance with the essential intent and principles of such Section, then, in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 13, necessary to preserve, without dilution or impairment, the purchase rights, represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Warrant Agent and the holders of the Warrants and shall make the adjustments described therein.

                  (b) The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the Warrants against dilution or other impairment. Without limiting the generality of the foregoing, the Company (i) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of the Warrants from time to time outstanding and (ii) will not take any action which results in any adjustment of the Exercise Price if the total number of Warrant Shares issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company's certificate of incorporation and available for the purposes of issue upon such exercise. A consolidation, merger, reorganization or transfer of assets involving the Company covered by Section 13(l) shall not be prohibited by or require any adjustment under this Section 14.

                  SECTION 15. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 15, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall notify the Warrant Agent in writing of the Amount to be paid in lieu of the fraction of a Warrant Share and concurrently pay or provide to the Warrant Agent for repayment to the Warrant holder an amount in cash equal to the product of (i) such fraction of a Warrant Share and (ii) the difference of the current market price of a share of Common Stock over the Exercise Price.

                  SECTION 16. Notices to Warrant Holders. Upon any adjustment of the Exercise Price pursuant to Section 13 hereof, the Company shall within 15 days thereafter (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (which may be the regular auditors of the Company) setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered holders of the Warrant certificates at such registered holder's address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 16.

                  In case:

                  (a) The Company shall authorize the issuance to all holders of shares of Common Stock of options, warrants or other rights (howsoever classified) to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

                  (b) The Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock or distributions referred to in subsection (a) of Section 13 hereof); or

                  (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

                  (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                  (e) The Company proposes to take any action (other than actions of the character described in Section 13(a)) which would require an adjustment of the Exercise Price pursuant to Section 13; then, in each case, the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the registered holders of the Warrant certificates at his address appearing on the Warrant register, at least 20 days (or 10 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 16 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, lease, dissolution, liquidation or winding up, or the vote upon any action.

                  Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

                  SECTION 17. Merger, Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust or agency business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto. If, at the time such successor to the Warrant Agent by merger or consolidation succeeds to the agency created by this Agreement, any of the Warrant certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and if, at that time any of the Warrant certificates shall not have been countersigned, any such successor to the Warrant Agent may countersign such Warrant certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant certificates shall have the full force and effect provided in the Warrant certificates in this Agreement.

                  SECTION 18. Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

                  (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company. The Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant certificates except as herein otherwise provided.

                  (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant certificates to be complied with by the Company.

                  (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

                  (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant certificate for any action taken in reliance on any Warrant certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent shall not be bound by any notice or demand, or any waiver, modification, termination or revision of this Agreement or any of the terms hereof, unless evidenced by a writing between the Company and the Warrant Agent.

                  (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses (including reasonable counsel fees), taxes (including withholding taxes) and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution, delivery and performance of its responsibilities under this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution, delivery and performance of its responsibilities under this Agreement except as a result of its negligence or bad faith.

                  (f) The Warrant Agent, shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

                  (g) Except as required by law, the Warrant Agent, and any stockholder, director, officer or employee of the Warrant Agent, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                  (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the express provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement, except for its own negligence or bad faith, provided, that, in no event shall the Warrant Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

                  (i) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of any Warrant certificate to make or cause to be made any adjustment of the Exercise Price or number of the Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

                  SECTION 19.  Registration Statement.

                  (a) Shelf Registration of Warrant Shares. The Company shall use its best efforts to keep the Registration Statement continuously effective until 30 days after the Expiration Date.

                  (b) Registration Expenses.

                  All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether the Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses in compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Warrant Shares and printing of Prospectuses), messenger and delivery services and telephone calls; (iv) all fees and disbursements of counsel for the Company;
(v) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance); and (vi) the Company's internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal or accounting duties), the expenses of any annual audit, rating agency fees and the fees and expenses of any person, including special experts retained by the Company.

                  (c) Notwithstanding the foregoing, during any consecutive 365-day period, the Company shall have the privilege to suspend availability of the Registration Statement for up to two 30 consecutive day periods, except for the consecutive 30-day period immediately prior to the Expiration Date, if the Company's Board of Directors in good faith determines in the exercise of its reasonable judgment that there is a valid business purpose for such suspension.

                  SECTION 20. Change of Warrant Agent. If the Warrant Agent shall become incapable of acting as Warrant Agent or shall resign as provided below, the Company shall appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such incapacity by the Warrant Agent or by the registered holders of a majority of Warrant certificate, then the registered holder of any Warrant certificates may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. The registered holders of a majority of the unexercised Warrants shall be entitled at any time to remove the Warrant Agent and appoint a successor to such Warrant Agent. Such successor to the Warrant Agent need not be approved by the Company or the former Warrant Agent. After appointment the successor to the Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor to the Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 20, however, or any defect therein, shall not affect the legality or validity of the appointment of a successor to the Warrant Agent.

                  The Warrant Agent may resign at any time and be discharged from the obligations hereby created by so notifying the Company in writing at least 30 days in advance of the proposed effective date of its resignation. If no successor Warrant Agent accepts the engagement hereunder by such time, the Company shall act as Warrant Agent.

                  SECTION 21. Notices to the Company and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                           NTL Incorporated
                           110 East 59th Street
                           New York, New York 10022
                           Attention:  Richard J. Lubasch, Esq.

                  with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           919 Third Avenue
                           New York, New York 10022
                           Attention:  Thomas H. Kennedy, Esq.

                  Any notice pursuant to this Agreement to be given by the Company or by the registered holder(s) of any Warrant certificate to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent at the Warrant Agent Office as follows:

                           The Chase Manhattan Bank
                           450 West 33rd Street
                           15th Floor
                           New York, New York 10001
                           Attention:  Corporate Trustee
                                              Administration Department

                  Notice may also be given by facsimile transmission (effective when receipt is acknowledged) or by overnight delivery service (effective the next business day).

                  SECTION 22. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrant certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the interests of the holders of Warrant certificates. Any amendment or supplement to this Agreement that has a adverse effect on the interests of holders shall require the written consent of registered holders of a majority of the then outstanding Warrants (excluding Warrants held by the Company or any of its affiliates). The consent of each holder of a Warrant affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than in accordance with Section 13 or 14 hereof).

                  SECTION 23. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  SECTION 24. Termination. This Agreement shall terminate at 5:00 p.m., New York, New York time on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on such earlier date on which all outstanding Warrants have been exercised. The provisions of Section 18 hereof shall survive such termination, and the provisions of Section 19 hereof shall survive for 30 days after such termination.

                  SECTION 25. Governing Law; Jurisdiction. This Agreement and each Warrant certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the internal laws of said State. The parties hereto irrevocably consent to the jurisdiction of the courts of the State of New

York and any federal court located in such state in connection with any action, suit or proceeding arising out of or relating to this Agreement.

                  SECTION 26. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant certificates.

                  SECTION 27. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  SECTION 28. Further Assurances. From time to time on and after the date hereof, the Company shall deliver or cause to be delivered to the Warrant Agent such further documents and instruments and shall do and cause to be done such further acts as the Warrant Agent shall reasonably request (it being understood that the Warrant Agent shall have no obligation to make such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected hereunder.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                      NTL INCORPORATED


                                      By:
                                          --------------------------------------
                                           Name:
                                           Title:


                                      THE CHASE MANHATTAN BANK, as Warrant
                                      Agent,


                                      By:
                                          --------------------------------------
                                           Name:
                                           Title:

                           Form of Warrant Certificate                 EXHIBIT A
                                     [Face]

EXERCISABLE ON OR AFTER THE DATE OF THIS CERTIFICATE (IF A REGISTRATION STATEMENT RELATING TO THE WARRANT SHARES IS IN EFFECT) AND ON OR BEFORE __________, 2008 [THE TENTH ANNIVERSARY OF THE DATE OF ORIGINAL ISSUANCE OF THE WARRANTS]

No. _____                       CUSIP No. _________          __________ Warrants

                               WARRANT CERTIFICATE

                                NTL INCORPORATED

       This Warrant Certificate certifies that _________________________________

______________________________,  or registered assigns, is the registered holder of _____________________________________________________________________________
Warrants expiring on __________, 2008, the tenth anniversary of the date of original issuance of the Warrants (the "Warrants"), to purchase shares of the Common Stock, par value $.01 (the "Common Stock"), of NTL Incorporated, a Delaware corporation (the "Company"). Each Warrant entitles the holder upon exercise at any time from 9:00 a.m. on the date of this Warrant certificate to 5:00 p.m. New York, New York time, on __________, 2008 [the tenth anniversary of the date of original issuance of the Warrants] to receive from the Company one fully paid and nonassessable share of Common Stock (each a "Warrant Share") for each Warrant at the initial exercise price (the "Exercise Price") of $[_____] per share payable (i) in United States dollars or (ii) by certified or official bank check to the order of the Company. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. All capitalized terms not defined herein shall have the meanings assigned to such terms in the Warrant Agreement.

                  No Warrant may be exercised after 5:00 p.m., New York, New York Time on __________, 2008 [the tenth anniversary of the date of original issuance of the Warrants] , and to the extent not exercised by such time such Warrants shall become void.

                  Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                  This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

                  This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York.

                  IN WITNESS WHEREOF, NTL Incorporated has caused this Warrant Certificate to be signed by the undersigned Chairman of the Board, Chief Executive Officer, President or Vice President and the undersigned Secretary or Assistant Secretary and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated: ______________________________
                                            NTL INCORPORATED

                                            By:  _______________________________
                                                    Name:
                                                    Title:

                                            By:  _______________________________
                                                    Name:
                                                    Title:
Countersigned:                                                (seal)

THE CHASE MANHATTAN BANK,
as Warrant Agent

By:  ______________________________
Authorized Officer

                           Form of Warrant Certificate

                                    [Reverse]

         THE COMMON STOCK, PAR VALUE $.01, OF THE COMPANY (THE "COMMON STOCK") FOR WHICH THIS WARRANT IS EXERCISABLE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS. ACCORDINGLY, NO WARRANT HOLDER SHALL BE ENTITLED TO EXERCISE SUCH HOLDER'S WARRANTS AT ANY TIME UNLESS, AT THE TIME OF EXERCISE, (i) A REGISTRATION STATEMENT UNDER THE ACT RELATING TO THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT (THE "WARRANT SHARES") HAS BEEN FILED WITH, AND DECLARED EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), AND NO STOP ORDER SUSPENDING THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT HAS BEEN ISSUED BY THE SEC OR (ii) THE ISSUANCE OF THE WARRANT SHARES IS PERMITTED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

By accepting a Warrant Certificate bearing the legend above, each holder shall be bound by all of the terms and provisions of the Warrant Agreement (a copy of which is available on request to the Company or the Warrant Agent) as fully and effectively as if such holder had signed the same.

                  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring on __________, 2008 [the tenth anniversary of the date of original issuance of the Warrants], entitling the holder upon exercise to receive shares of Common Stock of the Company (the "Common Stock"), and are issued or to be issued pursuant to a Warrant Agreement dated as of _______, 1998 (the "Warrant Agreement"), duly executed and delivered by the Company to The Chase Manhattan Bank, as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

                  The holder of the Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth below on this Warrant Certificate properly completed and executed, together with payment of the Exercise Price in accordance with the provisions set forth on the face of this Warrant Certificate. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

                  The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant, in each case, set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant may be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

                  Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

                  Upon due presentation for registration of transfer of this Warrant Certificate at the principal corporate trust office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

                  The Company and the Warrant Agent may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                          Form of Election to Purchase

                    (To Be Executed Upon Exercise Of Warrant)


                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive shares of Common Stock and herewith (check one)______tenders payment for such shares to the order of NTL Incorporated in the amount of $_____ per share of Common Stock in accordance with the terms hereof, in cash or by certified or official bank check to the order of the Company, or _______ elects to receive payment of the applicable Spread (as defined in the Warrant Agreement).



                  The undersigned requests that a certificate for such shares be registered in the name _____________________________, whose address is _______________________________________ and that shares be delivered to ________
______________________ whose address is _______________________________________.


                  If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of __________________________, whose address is
_____________________________, and that such Warrant Certificate be delivered to
______________________, whose address is ________________________.


Date:  _______________

                          Your Signature: ______________________________________
                          (Sign exactly as your name appears on the face of this Warrant)

Signature Guarantee:

                                              ASSIGNMENT FORM


         To assign this Warrant, fill in the form below: (I) or (we) assign and transfer this Warrant to

_____________________________________________________________
       (Insert assignee's soc. sec. or tax I.D. no.)

_____________________________________________________________

_____________________________________________________________

_____________________________________________________________

_____________________________________________________________
    (Print or type assignee's name, address and zip code)

and irrevocably appoint ___________________________ to transfer this Warrant on the books of the Company. The agent may substitute another to act for him.

_____________________________________________________________

Date:  __________________

                 Your Signature: _______________________________________________
                 (Sign exactly as your name appears on the face of this Warrant)

Signature Guarantee: